                                                                   Exhibit 8.1
                      [LETTERHEAD OF SULLIVAN & CROMWELL]


                                                             November 27, 1998



Western Bancorp,
4100 Newport Place, Suite 900,
Newport Beach, California  92660.


Ladies and Gentlemen:

     We have acted as tax counsel to Western Bancorp, a California corporation ("Western"), in connection with the merger (the "Merger") of PNB Financial Group, Inc. a California Corporation ("PNB"), with and into Western, pursuant to the Agreement and Plan of Merger, dated as of October 6, 1998, between Western and PNB (the "Merger Agreement"). Unless otherwise indicated, capitalized terms used herein have the meanings given to such terms in the Registration Statement on Form S-4 (Registration No. 333-67275) filed with the Securities and Exchange Commission on November 27, 1998 (the "Registration Statement").

     For purposes of this opinion, we have reviewed the Merger Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed with your consent that: (i) the Merger will be completed in the manner set forth in the Merger Agreement and the Registration Statement; and (ii) the representations contained in the letters of representation from Western and PNB, both dated November 27, 1998 will be true and complete at the Effective Time.

                                                            Western Bancorp -2-

     Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, it is our opinion under presently applicable United States Federal income tax law that:

     1.  The Merger will constitute a reorganization within the meaning of
         Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Both Western and PNB will be parties to that reorganization within the meaning of Section 368 of the Code.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,


                                       /s/ Sullivan & Cromwell